GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

     Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hypens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.



                                   Give the                                                             Give the EMPLOYER
For this type of account:          SOCIAL SECURITY                      For this type of account:       IDENTIFICATION
                                   number of--                                                          number of--
---------------------------------  -------------------------------     -----------------------------    ----------------------------
1.   An individual's account       The individual                       6. A valid trust, estate, or    The legal entity (Do not
                                                                           pension trust                furnish the identifying
                                                                                                        number of the personal
                                                                                                        representative or trustee
                                                                                                        unless the legal entity
                                                                                                        itself is not designated in
                                                                                                        the account title.)(4)

2.   Two or more individuals       The actual owner of the account      7. Corporate account            The corporation
     (joint account)               or, if combined funds, the first
                                   individual on the account) (1)
3.   Custodian account of a        The minor(2)                         8. Association, club,religious, The organization
     minor (Uniform Gift to                                                charitable, educational, or
     Minors Act)                                                           other tax-exempt
                                                                           organization account
4.   a.  The usual revocable       The grantor-trustee(1)               9. Partnership                  The partnership
         savings trust account
         (grantor is also trustee)
     b.  So-called trust account   The actual owner(1)                 10.  A broker or registered      The broker or nominee
         that is not a legal or                                             nominee
         valid trust under State
         law
5.   Sole proprietorship account   The owner(3)                        11.  Account with the            The public entity
                                                                            Department of Agriculture
                                                                            in the name of a public
                                                                            entity (such as a State or
                                                                            local government, school
                                                                            district, or prison) that
                                                                            receives agricultural
                                                                            program payments
-------------------------------------------------------------------------------------------------------------------


     (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

     (2) Circle the minor's name and furnish the minor's social security number.

     (3) You must show your individual name. You may also enter your business or "doing business as" name. You may use either your social security number or, if you have one, your employer identification number.

     (4) List first and circle the name of the legal trust, estate, or pension trust.

      Note: If no name is circled when there is more than one name   listed, the
      number  will be  considered to  be that of the first name listed.



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



             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2

Obtaining a Number
If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. You may also obtain Form SS-4 by calling the IRS at 1-800-TAX-FORM.]

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
     o An organization exempt from tax under section 501(a), or an individual retirement plan.
     o   The United States or any wholly-owned agency or instrumentality thereof
     o A State, the District of Columbia, a possession of the United States, or any political subdivision or wholly-owned agency instrumentality thereof.
     o A foreign government, a political subdivision of a foreign government, or any wholly-owned agency or instrumentality thereof.
     o An international organization or any wholly-owned agency, or instrumentality thereof.
Payees specifically exempted from backup withholding on interest and dividend payments include the following:
     o   A corporation.
     o   A financial institution.
     o A registered dealer in securities or commodities registered in the U.S., the District of Columbia, or a possession of the U.S.
     o   A real estate investment trust.
     o   A common trust fund operated by a bank under section 584(a).
     o An exempt charitable remainder trust, or a non-exempt trust described in section 4947.
     o An entity registered at all times during the tax year under the Investment Advisors Act of 1940.
     o   A foreign central bank of issue.
     o A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     o   Payments to nonresident aliens subject to withholding  under   section
         1441.
     o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
     o   Payments of patronage dividends not paid in money.
     o   Payments made by certain foreign organizations.
     o   Section 404(k) payments made by an ESOP.


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


Payments of interest not generally subject to backup withholding include the following:

     o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
     o Payments of tax-exempt interest (including exemptinterest dividends under section 852).
     o   Payments described in section 6049(b)(5) to non-resident aliens.
     o   Payments on tax-free covenant bonds under section 1451.
     o   Payments made by certain foreign  organizations.

     Exempt payees described above may file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDEN TIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

     Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6045, and 6050A, 6050N, and their regulations. Privacy Act Notice. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number. --If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information   With  Respect to Withholding.--If  you
make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.

(3) Criminal  Penalty  for  Falsifying  Information.  --  Willfully falsifying
certifications or affirmations may subject you to criminal penalties   including
fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


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